EXHIBIT 99.3
LETTER OF TRANSMITTAL WITH RESPECT TO THE MERGER OF INFRASOURCE SERVICES, INC. WITH AND INTO QUANTA MS ACQUISITION, INC., A WHOLLY OWNED SUBSIDIARY OF QUANTA SERVICES, INC.
Pursuant to the Agreement and Plan of Merger, dated as of March 18, 2007, by and among Quanta Services, Inc., a Delaware corporation (“Quanta”), Quanta MS Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Quanta (“Quanta MS”) and InfraSource Services, Inc., a Delaware corporation (“InfraSource”), InfraSource merged with and into Quanta MS, effective as of                     , 2007 (the “Merger”), as a result of which (i) InfraSource became a wholly owned subsidiary of Quanta and (ii) each shareholder of InfraSource became entitled to 1.223 shares of Quanta common stock for each share of InfraSource common stock held by it. This Letter of Transmittal must accompany your certificates representing shares of InfraSource common stock in order to exchange those shares for shares of Quanta common stock in connection with the Merger. See Instructions on the reverse side.
I/we the undersigned, surrender to you for exchange the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of InfraSource stock represented by the enclosed certificates on the effective date of the Merger, have full authority to surrender these certificate(s), and give the instructions in this Transmittal Form and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.
Please complete the back if you would like to transfer ownership or request special mailing.

Œ	Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X	|	|

Signature of Shareholder	Date	Daytime Telephone #

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Signature of Shareholder	Date	Daytime Telephone #

	SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

above is INCORRECT OR if the space is BLANK write in the CORRECT number here.

Under penalties of perjury. I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:	Date:

Ž	Certificate No(s).	Number of Shares
List only
certificate(s)
surrendering
here.

TOTAL CERTIFICATED SHARES

	Certificated Shares Presented
If you cannot produce some or all of your InfraSource stock certificates, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

	AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED

TOTAL SHARES LOST –▶
Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed

Taxpayer ID or Social Security Number

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.
I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), BNY Mellon Shareowner Services, Quanta, Quanta MS and InfraSource, all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.
Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder)		on this (date)

	(Deponent) (Indemnitor) (Heirs Individually)		Month	Day	Year

Social Security #	Date	Notary Public

Lost Securities Surety Premium/Service Fee Calculation
The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.
1.	Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:
•	Enter number of share(s) lost X (Cash Rate) $XXXXX.XX = $ share value

•	If the share value exceeds $500,000, or if the shareholder is foreign, do not complete this affidavit. Complete only the Transmittal Form and contact BNY Mellon Shareowner Services regarding the lost certificate(s).
2.	Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.
•	The surety premium equals 1% (.01) of the share value noted in line 1 above: $ X (1%) or (.01) = $ Surety Premium
3.	Add the service fee based on the share value fee guide noted below $ Service Fee
•	If the share value is less than or equal to $250.00, the Service Fee = $50.00

•	If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00

•	If the share value is greater than $3,000.00, the Service Fee = $200.00
4.	Total amount due (add lines 2 & 3) $ Total Amount
Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to BNY Mellon Shareowner Services.

‘		’
Special Transfer Instructions		Special Mailing Instructions

If you want your Quanta stock and any payment representing fractional shares to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the under signed or to the undersigned at an address other than that shown on the front of this card. Mail certificates(s) and check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor — Please Print)	Address (Number and Street)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)		(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM

Œ	Sign, date and include your daytime telephone number in this Transmittal Form in Box 1 and after completing all other applicable sections return this form and your stock certificates in the enclosed envelope.

	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that BNY Mellon Shareowner Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN.

Ž	Your certificate number(s) and share(s) and/or the total Certificated Shares you hold are shown in Box 3.

	Please indicate the total number of certificated share(s) of InfraSource stock you are presenting in Box 4.

	If you cannot produce some or all of your InfraSource stock certificates, you must obtain a lost instrument open penalty surety bond and file it with BNY Mellon. To do so through BNY Mellon’s program with Federal Insurance Company, complete Box 5 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay BNY Mellon its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond.

‘	If you want your Quanta stock and any payment representing fractional shares to be issued in another name, complete the Special Transfer Instructions in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

’	Fill in Box 7 if, mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card.
HOW TO CONTACT BNY MELLON SHAREOWNER SERVICES
By Telephone — 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
1-XXX-XXX-XXX (Toll Free)
From outside the U.S.:
1-XXX-XXX-XXX (Collect)
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier:	By Hand:

BNY Mellon Shareowner Services	BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Reorganization Dept.	Attn: Reorganization Dept.	Attn: Reorganization Dept.
P.O. Box XXXX	480 Washington Boulevard	120 Broadway, 13th Floor
South Hackensack, NJ 07606	Mail Drop—Reorg	New York, NY 10271
Jersey City, NJ 07310